Exhibit 4.7

AMENDMENT TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amendment to Amended and Restated Investor Rights Agreement (the “Amendment”) is made and entered into effective March 11, 2011 by and among Ellie Mae, Inc., a Delaware corporation (the “Company”), and the persons holding the majority of the outstanding Registrable Securities and set forth on the signature pages hereto (the “Majority Holders”).

RECITALS

WHEREAS, the Company’s predecessor, Ellie Mae, Inc., a California corporation (the “Predecessor”), and the persons holding the majority of the Registrable Securities then outstanding executed that Amended and Restated Investor Rights Agreement, dated December 21, 2005 (the “Investor Rights Agreement”) (capitalized terms used but not defined herein have the meaning ascribed to them in the Investor Rights Agreement);

WHEREAS, the Company became party to the Investor Rights Agreement by operation of law upon the reincorporation of the Predecessor as the Company effective November 30, 2009;

WHEREAS, under Section 6.2 of the Investor Rights Agreement, the Company and Holders of at least a majority of the Registrable Securities may amend, on behalf of all other holders of Registrable Securities, terms of the Investor Rights Agreement;

WHEREAS, the Company and the persons holding the majority of Registrable Securities then outstanding have entered into an Amendment and Waiver to Amended and Restated Investor Rights Agreement, dated March 31, 2010, and an Amendment and Waiver to Amended and Restated Investor Rights Agreement, dated September 16, 2010;

WHEREAS, the Majority Holders hold at least a majority of the Registrable Securities; and

WHEREAS, the Majority Holders and the Company now desire to further amend the Investor Rights Agreement.

        AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.	Section 3.4 of the Investor Rights Agreement shall be amended and restated in its entirety as follows:

3.4

Termination of Rights. The rights granted under this Section 3 shall expire as to all Holders upon the automatic conversion of all of the then outstanding shares of Preferred Stock into shares of Common Stock in accordance with Article FOURTH, Section 4(a)(ii) of the Company’s Amended and Restated Certificate of Incorporation in effect as of March 11, 2011 (the “Charter”).

2.	Section 4(c) of the Investor Rights Agreement shall be amended and restated in its entirety as follows:

(c)

The rights granted under this Section 4 are not assignable by Hotung and shall expire upon the automatic conversion of all of the then outstanding shares of Preferred Stock into shares of Common Stock in accordance with Article FOURTH, Section 4(a)(ii) of the Charter.

3.

From and after the date of this Amendment, the Investor Rights Agreement is amended by this Amendment. Except as expressly amended pursuant hereto or pursuant to previous amendments referenced in the recitals hereto, the Investor Rights Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.

This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

[SIGNATURE PAGES FOLLOW]

2

The parties have executed this Amendment as of the date first set forth above.

COMPANY:	ELLIE MAE, INC., a Delaware corporation

	By:	/s/Sigmund Anderman
Name: Sigmund Anderman
Title: President and Chief Executive Officer

Signature Page to Amendment to Amended and Restated Investor Rights Agreement

The parties have executed this Amendment as of the date first set forth above.

MAJORITY HOLDERS:	Alta California Partners II, LP
By: Alta California Management Partners II, LLC

By: /s/Guy Nohra

Name: Guy Nohra
Title: Member

Alta Embarcadero Partners II, LLC

By: /s/Guy Nohra

Name: Guy Nohra
Title: Member

AMA98 Corporate, L.P.
AMA98 Investors, L.P.
AMA98 Partners, L.P.
AMA98 Ventures, L.P.
By: /s/Tony Di Bona Managing Member of Alloy Ventures 1998, LLC the general partner of AMA98 Corporate, LP, AMA98 Investors, LP, AMA98 Partners LP, AMA98 Ventures, LP

Charter Legacy, LLC

By: /s/Elizabeth Hammack

Name: Elizabeth Hammack
Title: EVP

Chung-Shan II Venture Capital Corporation

By: /s/Shan-Hui Tseng

Name: Shan-Hui Tseng
Title: President

Signature Page to Amendment to Amended and Restated Investor Rights Agreement

The parties have executed this Amendment as of the date first set forth above.

Corelogic, Inc.

By: /s/Gerald Hoerauf

Name:
Title:

Daniel I. Rubin

By: /s/Daniel I. Rubin

Eric S. Dobkin

By:

Dobkin Family Foundation

By:

Name:
Title:

Fannie Mae

By:

Name:
Title:

Frank J. and Paula C. Schultz 1989 Revocable Trust

By: /s/Frank J. Schultz

Name: Frank J. Schultz
Title: Trustee

Signature Page to Amendment to Amended and Restated Investor Rights Agreement

The parties have executed this Amendment as of the date first set forth above.

Genworth Financial Services, Inc.

By: /s/Chris Mock

Name: Chris Mock
Title: SVP

GKM SBIC, L.P., SBA as Receiver for

By: /s/Thomas G. Morris

Name: Thomas G. Morris
Title: Director, Office of Liq

Hotung Venture Capital Corporation

By: /s/ Tsui-Hui Huang

Name: Tsui-Hui Huang
Title: President

Shengtung Venture Capital Corporation

By: /s/ Tsui-Hui Huang

Name: Tsui-Hui Huang
Title: President

PMI Mortgage Insurance Co.

By:

Name:
Title:

Signature Page to Amendment to Amended and Restated Investor Rights Agreement

The parties have executed this Amendment as of the date first set forth above.

The Pidwell Family Living Trust dated 6/25/87

By: /s/David W. Pidwell

Name: David W. Pidwell
Title: Trustee

W Capital Partners II, L.P.

By: WCP GP II, L.P. its General Partner

By: WCP GP II, LLC its General Partner

/s/ David Wachter

Managing Member

Signature Page to Amendment to Amended and Restated Investor Rights Agreement